UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2017
Conn's, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Technology Forest Blvd., Suite 210 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:  (936) 230-5899
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Securitization of Receivables
On April 19, 2017, affiliates of Conns, Inc. (the “Company”) completed a securitization transaction (the “Securitization Transaction”), which involved the issuance and sale in a private offering of three classes of asset-backed fixed rate notes, Class A, Class B and Class C, and one class, Class R, of asset-backed pass-through notes (collectively, the “Notes”). The Notes are being issued by Conn’s Receivables Funding 2017-A, LLC, a newly formed special purpose entity that is indirectly owned by the Company (the “Issuer”). The Notes are secured by a portfolio of approximately $559 million of customer receivables sold and contributed from the Company’s loan portfolio indirectly to Conn’s Receivables 2017-A Trust (the “Receivables Trust”), a newly formed Delaware statutory trust. Net proceeds from the offering were approximately $457 million and will be used to repay indebtedness under the Company’s asset-based credit facility and for other general corporate purposes.
Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. have rated our Class A, Class B and Class C Notes as follows: Class A, BBB by Fitch and Kroll; Class B as BB by Fitch and BB- by Kroll; and Class C, B- by Fitch and Kroll. The Class R Notes are currently being retained by an affiliate of the Company but some or all may be sold in the future.
To execute the Securitization Transaction, Conn Credit I, L.P., a wholly owned subsidiary of the Company (the “Seller”), sold or conveyed certain customer receivable contracts (the “Contracts”) (loans made to finance customer purchases of merchandise from the Company’s subsidiaries) to Conn Appliances Receivables Funding, LLC, an indirect wholly owned subsidiary of the Company (the “Depositor”), pursuant to a receivables purchase agreement, dated as of April 19, 2017, by and between the Seller and the Depositor (the “First Purchase Agreement”). The Depositor then contributed the Contracts to the Receivables Trust pursuant to a receivables purchase agreement, dated as of April 19, 2017, by and between the Depositor and the Receivables Trust (the “Second Purchase Agreement”). The Receivables Trust issued a certificate to the Depositor representing a 100% interest in the Receivables Trust (the “Receivables Trust Certificate”) and the Receivables Trust Certificate was sold by the Depositor to the Issuer pursuant to a Purchase and Sale Agreement, dated April 19, 2017, by and between Depositor and Issuer (the “Purchase and Sale Agreement”). The rights of the Issuer to and under the Receivables Trust Certificate were pledged to Wells Fargo Bank, National Association, as trustee (the “Trustee”), for the benefit of the holders of the Notes and any other person to whom certain obligations of the Issuer are payable. Conn Appliances, Inc., a direct and wholly owned subsidiary of the Company (“Conn Appliances”), is responsible for servicing the Receivables transferred to the Receivables Trust as described in more detail below.
The Notes were issued by the Issuer pursuant to a Base Indenture, dated April 19, 2017, by and among the Issuer and the Trustee (the “Base Indenture”), and a Series 2017-A Supplement to the Base Indenture, dated as of April 19, 2017, by and among the Issuer and the Trustee (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The Notes consist of the following securities:
“Class A Notes” - $313,220,000 in aggregate principal amount of Asset Backed Fixed Rate Notes, Class A, Series 2017-A that bear interest at a fixed rate equal to 2.73% per annum and mature on July 15, 2019.
“Class B Notes” - $106,270,000 in aggregate principal amount of Asset Backed Fixed Rate Notes, Class B, Series 2017-A that bear interest at a fixed rate equal to 5.11% per annum and mature on February 15, 2020.
“Class C Notes” - $50,340,000 in aggregate principal amount of Asset Backed Fixed Rate Notes, Class C, Series 2017-A that bear interest at a fixed rate equal to 7.40% per annum and mature on October 15, 2021.
The Notes (other than the Class R Notes) were offered and sold to qualified institutional buyers through the initial purchaser pursuant to the exemptions from registration provided by Rule 144A under the Securities Act of 1933, as amended, or, solely with respect to the Class A Notes, outside of the United States to Non-U.S. Persons in compliance with Regulation S under the Securities Act.
Payments on the Class R Notes are subordinate to all payments of principal and interest on the Class A Notes, the Class B Notes and the Class C Notes and all payments to Conn Appliances as servicer, all third party service providers and the reserve account. Credit enhancement will be provided by excess cashflow, overcollateralization, a reserve account and in the case of the Class A Notes, subordination of the Class B Notes and the Class C Notes, and, in the case of the Class B Notes, subordination of the Class C Notes.
The Notes (other than the Class R Notes) are subject to redemption by 100% of the holders of the Class R Notes, at their option, in accordance with the terms specified in the Indenture, on any interest payment date if, as of the last day of the related monthly period, the balance of outstanding receivables under the Contracts has declined to 10% or less of the balance of outstanding receivables under the Contracts as of the February 28, 2017 (the “Optional Redemption”). Conn Appliances will have the option to purchase (the “Optional Purchase”) the Contracts and certain other assets of the Receivables Trust on any interest payment date for an amount equal to the fair market value of such assets from the Issuer on such interest payment date if, as of the last day of the related monthly period, the balance of outstanding receivables under the Contracts has declined to 10% or less of the outstanding balance as of February 28, 2017. The price paid for the Optional Purchase will not be less than an amount sufficient to pay accrued and unpaid interest then due on the Notes and the aggregate unpaid principal, if any, of all of the outstanding Notes plus other contractual fees and expenses related to servicing the loan portfolio and to the Trustee.
After payment in full of all amounts due and owing with respect to the Class A Notes, the Class B Notes and the Class C Notes are subject to prepayment on any payment date then or thereafter, in whole but not in part, at the option of 100% of the holders of the Class R Notes (the “Optional Prepayment”). The amount necessary to effect such Optional Prepayment will be, after giving effect to all distributions on such payment date, (a) (i) for the Class B Notes, equal to 100.5% of the outstanding principal amount, if any, of the Class B Notes and (ii) for the Class C Notes, equal to 101% of the outstanding principal amount if any, of the Class C Notes, plus (b) accrued and unpaid interest on the Class B Notes and Class C Notes through the day preceding the payment date on which the redemption occurs, plus (c) any other amounts payable to the Class B Noteholders and Class C Noteholders pursuant to the Contracts, plus (d) any other amounts due and owing by the Issuer to other parties pursuant to the Contracts; provided, that, the amount to be paid to the holders of the Class B Notes and the holders of the Class C Notes in connection with the exercise of the Optional Prepayment will be equal to the sum of (a), (b) and (c) in the foregoing.
If an event of default were to occur under the Indenture, the Trustee may, and at the direction of the required noteholders shall, accelerate the maturity of the Class A Notes, Class B Notes and Class C Notes, in which event the cash proceeds of the Receivables that otherwise might be released to the Class R Noteholders would instead be directed entirely toward repayment of the Notes. Events of default include, but are not limited to, events such as failure to make required payments on the Notes or specified bankruptcy-related events.
The purchase of the Class A Notes, the Class B Notes, and Class C Notes was governed by a Note Purchase Agreement entered into on April 12, 2017 (the “Note Purchase Agreement”), by the Company, the Issuer, the Depositor, Conn Appliances and Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, MUFG Securities Americas Inc. and JP Morgan Securities LLC, as initial purchasers.
Conn Appliances is responsible for servicing the Receivables transferred to the Receivables Trust pursuant to a Servicing Agreement, dated as of April 19, 2017 (the “Servicing Agreement”) by and among the Issuer, the Receivables Trust, Conn Appliances and the Trustee. Under the Servicing Agreement, Conn Appliances will receive a monthly service fee equal to 4.75% (annualized) based on the outstanding balance of the Trust Estate. If Conn Appliances defaults in its obligations under the Servicing Agreement, it may, and under certain circumstances will, be terminated and replaced as Servicer.
The foregoing descriptions of the Note Purchase Agreement, the Base Indenture, the Supplemental Indenture, the First Purchase Agreement, the Second Purchase Agreement, the Purchase and Sale Agreement, and Servicing Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 1.1, 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On April 20, 2017, the Company issued a press release announcing the closing of the Securitization Transaction. A copy of the press release is furnished herewith as Exhibit 99.1.
None of the information contained in Item 7.01 or Exhibits 99.1 of this Form 8-K shall be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and none of it shall be incorporated by reference in any filing under the Securities Act of 1933, as amended. Furthermore, this report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1*
Note Purchase Agreement, dated April 12, 2017, by and among Conn’s, Inc., Conn’s Receivables Funding 2017-A, LLC, Conn Appliances, Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, MUFG Securities Americas Inc. and JP Morgan Securities LLC, as initial purchasers.

4.1*	Base Indenture, dated as of April 19, 2017 by and between Conn’s Receivables Funding 2017-A, LLC, and Wells Fargo Bank, National Association
4.2*	Series 2017-A Supplement to the Base Indenture, dated as of April 19, 2017, by and between Conn’s Receivables Funding 2017-A, LLC and Wells Fargo Bank, National Association
10.1*	First Receivables Purchase Agreement, dated April 19, 2017, by and between Conn Credit I, L.P. and Conn Appliances Receivables Funding, LLC
10.2*	Second Receivables Purchase Agreement, dated April 19, 2017, by and between Conn Appliances Receivables Funding, LLC and Conn’s Receivables 2017-A Trust
10.3*	Purchase and Sale Agreement, dated April 19, 2017 by and between Conn Appliances Receivables Funding, LLC and Conn’s Receivables 2017-A Trust
10.4*	Servicing Agreement dated as of April 19, 2017, among Conn’s Receivables Funding 2017-A, LLC, Conn’s Receivables 2017-A Trust, Conn Appliances, Inc. and Wells Fargo Bank, National Association
99.1*	Press Release dated April 20, 2017

* Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.
Date:	April 20, 2017	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	Vice President, General Counsel & Secretary